Exhibit 5

                             Joint Filing Agreement

           In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.01, of Seabulk International Inc., a Delaware corporation and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1
(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.



NAUTILUS ACQUISITION, L.P.                       NAUTILUS INTERMEDIARY, L.P.

By: /s/ Ari Benacerraf                           By: /s/ Ari Benacerraf
    -----------------------------------              --------------------------
    Name: Ari Benacerraf                             Name: Ari Benacerraf
    Title: Vice President                            Title: Vice President

NAUTILUS GP, LLC

By: /s/ Ari Benacerraf
    -----------------------------------
    Name: Ari Benacerraf                         NAUTILUS AIV, L.P.
    Title:Vice President
                                                 By: Nautilus GP, LLC,
CREDIT SUISSE FIRST BOSTON                       its managing general partner
INVESTMENT BANKING BUSINESS OF THE
CREDIT SUISSE FIRST BOSTON BUSINESS UNIT         By: /s/ Ari Benacerraf
                                                     --------------------------
                                                     Name: Ari Benacerraf
By: /s/ George Horning                               Title: Vice President
    -----------------------------------
    Name: George Horning
    Title: Managing Director
                                                 CSFB PRIVATE EQUITY, INC.

/s/ W.M. Craig                                   By: /s/ George Horning
---------------------------------------              --------------------------
W.M. Craig                                           Name: George Horning
                                                     Title:
/s/ Kenneth V. Huseman
---------------------------------------
Kenneth V. Huseman


/s/ Jonathan Dean
---------------------------------------
Jonathan Dean